Filed pursuant to Rule 424(b)(5)
Registration No. 333-271881

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying product supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject To Completion, dated April 7, 2025
PRELIMINARY PRICING SUPPLEMENT dated April 7, 2025
(To Product Supplement No. 2 dated June 30, 2023
Prospectus Supplement dated May 12, 2023
and Prospectus dated May 12, 2023)

Jefferies Financial Group Inc. Medium-Term Notes, Series A Equity Index Linked Securities

Market Linked Securities— Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the Nikkei 225 Index due April 16, 2029

■   Linked to the lowest performing of the S&P 500® Index, the Russell 2000® Index and the Nikkei 225 Index (each referred to as an “Index”)
■   Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities pay a contingent coupon, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you receive the face amount of your securities at stated maturity will depend, in each case, on the closing level of the lowest performing Index on the relevant calculation day. The lowest performing Index on any calculation day is the Index that has the lowest closing level on that calculation day as a percentage of its starting level
■   Contingent Coupon. The securities will pay a contingent coupon on a quarterly basis until the earlier of stated maturity or automatic call if, and only if, the closing level of the lowest performing Index on the calculation day for that quarter is greater than or equal to its threshold level. However, if the closing level of the lowest performing Index on a calculation day is less than its threshold level, you will not receive any contingent coupon for the relevant quarter. If the closing level of the lowest performing Index is less than its threshold level on every calculation day, you will not receive any contingent coupons throughout the entire term of the securities. The threshold level for each Index is equal to 75% of its starting level. The contingent coupon rate will be determined on the pricing date and will be at least 13.00% per annum
■   Automatic Call.  If the closing level of the lowest performing Index on any of the quarterly calculation days from October 2025 to January 2029, inclusive, is greater than or equal to its starting level, the securities will be automatically called for the face amount plus a final contingent coupon payment
■   Potential Loss of Principal.  If the securities are not automatically called prior to stated maturity, you will receive the face amount at stated maturity if, and only if, the closing level of the lowest performing Index on the final calculation day is greater than or equal to its threshold level. If the closing level of the lowest performing Index on the final calculation day is less than its threshold level, you will lose more than 25%, and possibly all, of the face amount of your securities.
■   If the securities are not automatically called prior to stated maturity, you will have full downside exposure to the lowest performing Index from its starting level if its closing level on the final calculation day is less than its threshold level, but you will not participate in any appreciation of any Index and will not receive any dividends on securities included in any Index
■   Your return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each calculation day. You will not benefit in any way from the performance of the better performing Indices. Therefore, you will be adversely affected if any Index performs poorly, even if the other Indices perform favorably
■    All payments on the securities are subject to our credit risk, and you will have no ability to pursue any securities included in any Index for payment; if we default on our obligations under the securities, you could lose some or all of your investment
■    No exchange listing; designed to be held to maturity

We estimate that the value of each security on the pricing date will be approximately $956.70, or within $30.00 of that estimate.  Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement. See “Estimated Value of the Securities” in this pricing supplement.
The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-11 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement.
The securities are senior unsecured obligations of Jefferies Financial Group Inc. and, accordingly, all payments are subject to our credit risk. If we default on our obligations under the securities, you could lose some or all of your investment. The securities are not savings accounts, deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.
Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

Original Offering Price	Agent Discount(1)(2)	Proceeds to the Issuer
Per Security	$1,000.00	$23.25	$976.75
Total
(1)
Jefferies LLC and Wells Fargo Securities, LLC are the agents for the distribution of the securities and are acting as principal.  See “Terms of the Securities—Agents” and “Estimated Value of the Securities” in this pricing supplement for further information.

(2)
In respect of certain securities sold in this offering, Jefferies LLC, the broker-dealer subsidiary of Jefferies Financial Group Inc., may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Jefferies	Wells Fargo Securities

Market Linked Securities— Auto-Callable with Contingent Coupon and
Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index,
the Russell 2000® Index and the Nikkei 225 Index due April 16, 2029

Terms of the Securities

Issuer:	Jefferies Financial Group Inc.
Market Measures:	The S&P 500® Index, the Russell 2000® Index and the Nikkei 225 Index (each referred to as an “Index,” and collectively as the “Indices”).
Pricing Date*:	April 11, 2025
Issue Date*:	April 16, 2025
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Contingent Coupon Payment:
On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the closing level of the lowest performing Index on the related calculation day is greater than or equal to its threshold level. Each “contingent coupon payment,” if any, will be calculated per security as follows: ($1,000 × contingent coupon rate)/4. Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.
If the closing level of the lowest performing Index on any calculation day is less than its threshold level, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the closing level of the lowest performing Index is less than its threshold level on all calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Payment Dates:
Quarterly, on the third business day following each calculation day (as each such calculation day may be postponed pursuant to “-Market Disruption Events and Postponement Provisions” below, if applicable); provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date.

Contingent Coupon Rate:	The “contingent coupon rate” will be determined on the pricing date and will be at least 13.00% per annum.
Automatic Call:
If the closing level of the lowest performing Index on any of the calculation days from October 2025 to January 2029, inclusive, is greater than or equal to its starting level, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus a final contingent coupon payment. The securities will not be subject to automatic call until the second calculation day, which is approximately six months after the issue date.
If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Calculation Days*:
Quarterly, on the 11th day of each January, April, July and October, commencing July 2025 and ending January 2029, and the final calculation day, each subject to postponement as described below under “-Market Disruption Events and Postponement Provisions.” We refer to April 11, 2029 as the “final calculation day.”

Call Settlement Date:	Three business days after the applicable calculation day (as each such calculation day may be postponed as described below in “—Market Disruption Events and Postponement Provisions”, if applicable).
Stated Maturity Date*:	April 16, 2029, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.

PRS-2

Market Linked Securities— Auto-Callable with Contingent Coupon and
Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index,
the Russell 2000® Index and the Nikkei 225 Index due April 16, 2029

Maturity Payment Amount:
If the securities are not automatically called prior to the stated maturity date, then on the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment, if any). The “maturity payment amount” per security will equal:

•  if the ending level of the lowest performing Index on the final calculation day is greater than or equal to its threshold level: $1,000; or
•  if the ending level of the lowest performing Index on the final calculation day is less than its threshold level:
$1,000 × performance factor of the lowest performing Index on the final calculation day

If the securities are not automatically called prior to stated maturity and the ending level of the lowest performing Index on the final calculation day is less than its threshold level, you will lose more than 25%, and possibly all, of the face amount of your securities at stated maturity.
Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any Index, but you will have full downside exposure to the lowest performing Index on the final calculation day if the ending level of that Index is less than its downside threshold level.

Lowest Performing Index:	For any calculation day, the “lowest performing Index” will be the Index with the lowest performance factor on that calculation day.
Performance Factor:	With respect to an Index on any calculation day, its closing level on such calculation day divided by its starting level (expressed as a percentage).
Closing Level:
With respect to each Index, closing level has the meaning set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Certain Definitions” in the accompanying product supplement.

Starting Level:
With respect to the S&P 500® Index:          , its closing level on the pricing date.
With respect to the Russell 2000® Index:            , its closing level on the pricing date.
With respect to the Nikkei 225 Index:          , its closing level on the pricing date.

Ending Level:	The “ending level” of an Index will be its closing level on the final calculation day.
Threshold Level:
With respect to the S&P 500® Index:          , which is equal to 75% of its starting level.
With respect to the Russell 2000® Index:            , which is equal to 75% of its starting level.
With respect to the Nikkei 225 Index:          , which is equal to 75% of its starting level.

Market Disruption Events and Postponement Provisions:
Each calculation day (including the final calculation day) is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed, and will be adjusted for non-business days. For more information regarding adjustments to the calculation days and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each call settlement date and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Index—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	Jefferies Financial Services Inc. (“JFSI”), a wholly owned subsidiary of Jefferies Financial Group Inc.
Material Tax Consequences:
For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “Supplemental Discussion of U.S. Federal Income Tax Consequences.”

PRS-3

Market Linked Securities— Auto-Callable with Contingent Coupon and
Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index,
the Russell 2000® Index and the Nikkei 225 Index due April 16, 2029

Agents:
Jefferies LLC and Wells Fargo Securities, LLC (“WFS”) are the agents for the distribution of the securities. The agents will receive an agent discount of up to $23.25 per security. The agents may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $17.50 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the underwriting discount to WFA as a distribution expense fee for each security sold by WFA.
In addition, in respect of certain securities sold in this offering, Jefferies LLC may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.
The agents and/or one or more of their respective affiliates expects to realize hedging profits projected by their proprietary pricing models to the extent they assume the risks inherent in hedging our obligations under the securities.  If the agents or any other dealer participating in the distribution of the securities or any of their affiliates conduct hedging activities for us in connection with the securities, that dealer or its affiliates will expect to realize a profit projected by its proprietary pricing models from those hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	47233YGZ2

*
To the extent that we make any change to the expected pricing date or expected issue date, the calculation days and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-4

Market Linked Securities— Auto-Callable with Contingent Coupon and
Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index,
the Russell 2000® Index and the Nikkei 225 Index due April 16, 2029

Additional Information about the Issuer and the Securities

You should read this pricing supplement together with product supplement No. 2 dated June 30, 2023, the prospectus supplement dated May 12, 2023 and the prospectus dated May 12, 2023 for additional information about the securities. Information included in this pricing supplement supersedes information in the product supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.
As used in this pricing supplement, “we,” “us” and “our” refer to Jefferies Financial Group Inc., unless the context requires otherwise.
You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):
•	Product Supplement No. 2 dated June 30, 2023:
https://www.sec.gov/Archives/edgar/data/96223/000114036123032428/brhc20055267_424b2.htm
•	Prospectus Supplement dated May 12, 2023 and Prospectus dated May 12, 2023:
https://www.sec.gov/Archives/edgar/data/96223/000114036123024421/ny20009069x3_424b2.htm

PRS-5

Market Linked Securities— Auto-Callable with Contingent Coupon and
Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index,
the Russell 2000® Index and the Nikkei 225 Index due April 16, 2029

Estimated Value of the Securities
The face amount of each security is $1,000.  The original issue price will equal 100% of the face amount per security.  This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than the original offering price.  We estimate that the value of each security on the pricing date will be approximately $956.70, or within $30.00 of that estimate.  Our estimate of the value of the securities as determined on the pricing date will be set forth in the final pricing supplement.
Valuation of the Securities
Jefferies LLC calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models at that time. Jefferies LLC’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). In calculating the estimated value of the derivative component, Jefferies LLC estimated future cash flows based on a proprietary derivative-pricing model that is in turn based on various inputs, including the factors described under “Selected Risk Considerations—The estimated value of the securities was determined for us by our subsidiary using proprietary pricing models” below. These inputs may be market-observable or may be based on assumptions made by Jefferies LLC in its discretionary judgment. Estimated cash flows on the bond and derivative components were discounted using a discount rate based on our internal funding rate.
The estimated value of the securities is a function of the terms of the securities and the inputs to Jefferies LLC’s proprietary pricing models.  The range for the estimated value of the securities set forth on the cover page of this preliminary pricing supplement reflects uncertainty on the date of this preliminary pricing supplement about the inputs to Jefferies LLC’s proprietary pricing models on the pricing date.
Since the estimated value of the securities is a function of the underlying assumptions and construction of Jefferies LLC’s proprietary derivative-pricing model, modification to this model will impact the estimated value calculation.  Jefferies LLC’s proprietary models are subject to ongoing review and modification, and Jefferies LLC may change them at any time and for a variety of reasons.  In the event of a model change, prior descriptions of the model and computations based on the older model will be superseded, and calculations of estimated value under the new model may differ significantly from those under the older model.  Further, model changes may cause a larger impact on the estimated value of a note with a particular return formula than on a similar note with a different return formula.  For example, to the extent a return formula contains leverage, model changes may cause a larger impact on the estimated value of that note than on a similar note without such leverage.
WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time up to the issue date or during the 4-month period following the issue date, the secondary market price offered by it, WFA or any of their affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in their original offering price.  Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be after this period, as any secondary market price offered after this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 4-month period.
The relationship between the estimated value on the pricing date and the secondary market price of the securities
The price at which the agents or any of their respective affiliates purchase the securities in the secondary market, absent changes in market conditions, including those related to interest rates and the Market Measure, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as a bid-offer spread that would be charged in a secondary market transaction of this type, the costs of unwinding the related hedging transactions and other factors.
The agents and/or their respective affiliates may, but are not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time.

PRS-6

Market Linked Securities— Auto-Callable with Contingent Coupon and
Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index,
the Russell 2000® Index and the Nikkei 225 Index due April 16, 2029

Investor Considerations
The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:
■
seek an investment with contingent coupon payments at a rate of at least 13.00% per annum (to be determined on the pricing date) until the earlier of stated maturity or automatic call, if, and only if, the closing level of the lowest performing Index on the applicable calculation day is greater than or equal to 75% of its starting level;

■
understand that if the ending level of the lowest performing Index on the final calculation day has declined by more than 25% from its starting level, they will be fully exposed to the decline in the lowest performing Index from its starting level and will lose more than 25%, and possibly all, of the face amount at stated maturity;

■	are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;
■	understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be as short as approximately six months;
■
understand that the return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each calculation day and that they will not benefit in any way from the performance of the better performing Indices;

■	understand that the securities are riskier than alternative investments linked to only one of the Indices or linked to a basket composed of each Index;
■	understand and are willing to accept the full downside risks of each Index;
■	are willing to forgo participation in any appreciation of any Index and dividends on securities included in the Indices; and
■	are willing to hold the securities until maturity.
The securities may not be an appropriate investment for investors who:
■	seek a liquid investment or are unable or unwilling to hold the securities to maturity or any earlier automatic call;
■	require full payment of the face amount of the securities at stated maturity;
■	seek a security with a fixed term;
■
are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;

■	are unwilling to accept the risk that the closing level of the lowest performing Index on the final calculation day may decline by more than 25% from its starting level;
■	seek the certainty of current income over the term of the securities;
■	seek exposure to the upside performance of any or each Index;
■
seek exposure to a basket composed of each Index or a similar investment in which the overall return is based on a blend of the performances of the Indices, rather than solely on the lowest performing Index;

■	are unwilling to accept the risk of exposure to the Indices;
■	are unwilling to accept our credit risk; or
■	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and the “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Indices, please see the section titled “The Indices” below.

PRS-7

Market Linked Securities— Auto-Callable with Contingent Coupon and
Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index,
the Russell 2000® Index and the Nikkei 225 Index due April 16, 2029

Determining Payment On A Contingent Coupon Payment Date and at Maturity
If the securities have not been previously automatically called, on each contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the closing level of the lowest performing Index on the related calculation day.
Step 1: Determine which Index is the lowest performing Index on the relevant calculation day. The lowest performing Index on any calculation day is the Index with the lowest performance factor on that calculation day. The performance factor of an Index on a calculation day is its closing level on that calculation day as a percentage of its starting level (i.e., its closing level on that calculation day divided by its starting level).
Step 2: Determine whether a contingent coupon is paid on the applicable contingent coupon payment date based on the closing level of the lowest performing Index on the relevant calculation day, as follows:

Is the closing level of the lowest performing index on the relevant calculation day greater than or equal to its threshold level?
Yes
You will receive per security:
($1,000 x contingent coupon rate) / 4
No
You will not receive any contingent coupon payment on the related contingent coupon payment date

PRS-8

Market Linked Securities— Auto-Callable with Contingent Coupon and
Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index,
the Russell 2000® Index and the Nikkei 225 Index due April 16, 2029

If the securities have not been automatically called prior to the stated maturity date, then at maturity you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the maturity payment amount) calculated as follows:
Step 1: Determine which Index is the lowest performing Index on the final calculation day. The lowest performing Index on the final calculation day is the Index with the lowest performance factor on the final calculation day. The performance factor of an Index on the final calculation day is its ending level as a percentage of its starting level (i.e., its ending level divided by its starting level).
Step 2: Calculate the maturity payment amount based on the ending level of the lowest performing Index, as follows:

PRS-9

Market Linked Securities— Auto-Callable with Contingent Coupon and
Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index,
the Russell 2000® Index and the Nikkei 225 Index due April 16, 2029

Hypothetical Payout Profile
The following profile illustrates the potential maturity payment amount on the securities (excluding the final contingent coupon payment, if any) for a range of hypothetical performances of the lowest performing Index on the final calculation day from its starting level to its ending level, assuming the securities have not been automatically called prior to the stated maturity date. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on whether the securities are automatically called, the actual ending level of the lowest performing Index on the final calculation day and whether you hold your securities to stated maturity. The performance of the better performing Indices is not relevant to your return on the securities.

60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return at Maturity
25% contingent
downside protection
-25%
Return of lowest performing
Index at Maturity
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
Hypothetical Security Return
Hypothetical return of lowest performing Index

PRS-10

Market Linked Securities— Auto-Callable with Contingent Coupon and
Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index,
the Russell 2000® Index and the Nikkei 225 Index due April 16, 2029

Selected Risk Considerations
The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.
Risks Relating To The Securities Generally
If The Securities Are Not Automatically Called Prior To Stated Maturity, You May Lose Some Or All Of The Face Amount Of Your Securities At Stated Maturity.
We will not repay you a fixed amount on the securities at stated maturity. If the securities are not automatically called prior to stated maturity, you will receive a maturity payment amount that will be equal to or less than the face amount, depending on the ending level of the lowest performing Index on the final calculation day.
If the ending level of the lowest performing Index on the final calculation day is less than its threshold level, the maturity payment amount will be reduced by an amount equal to the decline in the level of the lowest performing Index from its starting level (expressed as a percentage of its starting level). The threshold level for each Index is 75% of its starting level. For example, if the securities are not automatically called and the lowest performing Index on the final calculation day has declined by 25.1% from its starting level to its ending level, you will not receive any benefit of the contingent downside protection feature and you will lose 25.1% of the face amount. As a result, you will not receive any protection if the level of the lowest performing Index on the final calculation day declines significantly and you may lose some, and possibly all, of the face amount at stated maturity, even if the level of the lowest performing Index is greater than or equal to its starting level or its threshold level at certain times during the term of the securities.
Even if the ending level of the lowest performing Index on the final calculation day is greater than its threshold level, the maturity payment amount will not exceed the face amount, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of ours or another issuer with a similar credit rating with the same stated maturity date.
The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.
On each contingent coupon payment date you will receive a contingent coupon payment if, and only if, the closing level of the lowest performing Index on the related calculation day is greater than or equal to its threshold level. The threshold level for each Index is 75% of its starting level. If the closing level of the lowest performing Index on any calculation day is less than its threshold level, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the closing level of the lowest performing Index is less than its threshold level on each calculation day over the term of the securities, you will not receive any contingent coupon payments over the entire term of the securities.
The Securities Are Subject To The Full Risks Of Each Index And Will Be Negatively Affected If Any Index Performs Poorly, Even If The Other Indices Perform Favorably.
You are subject to the full risks of each Index. If any Index performs poorly, you will be negatively affected, even if the other Indices perform favorably. The securities are not linked to a basket composed of the Indices, where the better performance of some Indices could offset the poor performance of others. Instead, you are subject to the full risks of whichever Index is the lowest performing Index on each calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Indices or linked to a basket composed of each Index. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Index.
Your Return On The Securities Will Depend Solely On The Performance Of The Index That Is The Lowest Performing Index On Each Calculation Day, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Indices.
Your return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each calculation day. Although it is necessary for each Index to close at or above its respective threshold level on the relevant calculation day in order for you to receive a contingent coupon payment and at or above its respective threshold level on the final calculation day for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Indices. The securities may underperform an alternative investment linked to a basket composed of the Indices, since in such case the performance of the better performing Indices would be blended with the performance of the lowest performing Index, resulting in a better return than the return of the lowest performing Index alone.

PRS-11

Market Linked Securities— Auto-Callable with Contingent Coupon and
Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index,
the Russell 2000® Index and the Nikkei 225 Index due April 16, 2029

You Will Be Subject To Risks Resulting From The Relationship Among The Indices.
It is preferable from your perspective for the Indices to be correlated with each other so that their levels will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Indices will not exhibit this relationship. The less correlated the Indices, the more likely it is that any one of the Indices will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Indices to perform poorly; the performance of the better performing Indices is not relevant to your return on the securities. It is impossible to predict what the relationship among the Indices will be over the term of the securities. To the extent the Indices represent a different equity market, such equity markets may not perform similarly over the term of the securities.
You May Be Fully Exposed To The Decline In The Lowest Performing Index On The Final Calculation Day From Its Starting Level, But Will Not Participate In Any Positive Performance Of Any Index.
Even though you will be fully exposed to a decline in the level of the lowest performing Index on the final calculation day if its ending level is below its threshold level, you will not participate in any increase in the level of any Index over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the level of any or each Index.
Higher Contingent Coupon Rates Are Associated With Greater Risk.
The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the face amount at maturity. The volatility of the Indices and the correlation among the Indices are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the level of an Index, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the levels of the Indices tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Indices or lower expected correlation among the Indices as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the closing level of at least one Index will be less than its coupon threshold level on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the closing level of at least one Index will be less than its downside threshold level on the final calculation day such that you will lose a substantial portion, and possibly all, of the face amount at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the face amount at maturity.
The Securities Are Subject To A Potential Automatic Call, Which Would Limit Your Ability To Receive Further Payment On The Securities.
The securities are subject to a potential automatic call. If your securities are automatically called early, the term of the securities may be reduced to as short as approximately six months. The securities will be automatically called if, on any calculation day, the closing level of the lowest performing index is greater than or equal to its starting level. If the securities are automatically called, you will be entitled to receive the face amount plus a final contingent coupon payment, and no further amounts will be payable with respect to the securities. In this case, you will lose the opportunity to receive payment of any contingent coupon payments that otherwise would be payable after the date of the automatic call. If the securities are called, you may be unable to invest in other securities with a similar level of risk that could provide a return that is similar to the securities.
A Contingent Coupon Payment Date, A Call Settlement Date Or The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.
A calculation day (including the final calculation day) with respect to an Index will be postponed if the applicable originally scheduled calculation day is not a trading day with respect to any Index or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Index on that calculation day. If such a postponement occurs with respect to a calculation day other than the final calculation day, then the related contingent coupon payment date or call settlement date, as applicable, will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last final calculation day as postponed.
The Tax Consequences Of An Investment In Your Securities Are Uncertain.

PRS-12

Market Linked Securities— Auto-Callable with Contingent Coupon and
Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index,
the Russell 2000® Index and the Nikkei 225 Index due April 16, 2029

The tax consequences of an investment in your securities are uncertain, both as to the timing and character of any inclusion in income in respect of your securities.
The Internal Revenue Service (“IRS”) announced on December 7, 2007 that it is considering issuing guidance regarding the tax treatment of an instrument such as your securities, and any such guidance could adversely affect the value and the tax treatment of your securities. Among other things, the IRS may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences – U.S. Holders – Possible Change in Law” below. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, we intend to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” below unless and until such time as Congress, the Treasury Department or the IRS determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your securities in your particular circumstances.
Risks Relating To An Investment In Our Debt Securities, Including The Securities
The Securities Are Subject To Our Credit Risk.
The securities are our obligations and are not, either directly or indirectly, an obligation of any other third party. Any amounts payable under the securities are subject to our creditworthiness and you will have no ability to pursue any securities included in any Index for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations under the securities, you may not receive any amounts owed to you under the terms of the securities.
Risks Relating To The Estimated Value Of The Securities And Any Secondary Market
The Estimated Value Of The Securities On The Pricing Date, Based On Jefferies LLC Proprietary Pricing Models At That Time And Our Internal Funding Rate, Will Be Less Than The Original Offering Price.
The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the original offering price.  These costs include (i) the selling concessions paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our subsidiaries in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to Jefferies LLC or other of our subsidiaries in connection with hedging our obligations under the securities.  These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you.  The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities.  See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.
The Estimated Value Of The Securities Was Determined For Us By Our Subsidiary Using Proprietary Pricing Models.
Jefferies LLC derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models at that time.  In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of the Market Measures.  Jefferies LLC’s views on these inputs and assumptions may differ from your or others’ views, and as an agent in this offering, Jefferies LLC’s interests may conflict with yours.  Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities.  Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our subsidiaries may determine for the securities for other purposes, including for accounting purposes.  You should not invest in the securities because of the estimated value of the securities.  Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.
Since the estimated value of the securities is a function of the underlying assumptions and construction of Jefferies LLC’s proprietary derivative-pricing model, modifications to this model will impact the estimated value calculation.  Jefferies LLC’s proprietary models are subject to ongoing review and modification, and Jefferies LLC may change them at any time and for a variety of reasons.  In the event of a model change, prior descriptions of the model and computations based on the older model will be superseded, and calculations of estimated value under the new model may differ significantly from those under the older model.  Further, model changes may cause a larger impact on the estimated value of a note with a particular return formula than on a similar note with a different return formula.  For example, to the extent a return formula contains leverage, model changes may cause a larger impact on the estimated value of that note than on a similar note without such leverage.

PRS-13

Market Linked Securities— Auto-Callable with Contingent Coupon and
Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index,
the Russell 2000® Index and the Nikkei 225 Index due April 16, 2029

The Estimated Value Of The Securities Would Be Lower If It Were Calculated Based On Our Secondary Market Rate.
The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities.  Our internal funding rate is generally lower than our secondary market rate, which is the rate that Jefferies LLC will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market.  If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower.  We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences.  Our internal funding rate is not the same as the interest that is payable on the securities.
Because there is not an active market for traded instruments referencing our outstanding debt obligations, Jefferies LLC determines our secondary market rate based on the market price of traded instruments referencing our debt obligations, but subject to adjustments that Jefferies LLC makes in its sole discretion.  As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our creditworthiness as adjusted for discretionary factors such as Jefferies LLC’s preferences with respect to purchasing the securities prior to maturity.
The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS, Jefferies LLC Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.
Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor.  In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions.  As a result, it is likely that any secondary market price for the securities will be less than the original offering price.
WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time, the secondary market price offered by it, WFA or any of their affiliates will be affected by changes in market conditions and other factors described in the next risk factor. WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time up to the issue date or during the 4-month period following the issue date, the secondary market price offered by it, WFA or any of their affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in their original offering price.  Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be after this period, as any secondary market price offered after this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 4-month period.  WFS has advised us that, if you hold the securities through an account with WFS, WFA or any of their affiliates, WFS expects that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.  If you hold your securities through an account at a broker-dealer other than WFS, WFA or any of their affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS, WFA or any of their affiliates.
The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.
The value of the securities prior to stated maturity will be affected by the then-current level of the Indices, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” and which are described in more detail in the accompanying product supplement, are expected to affect the value of the securities: Index performance of each Index; interest rates; volatility of the Indices; correlation among the Indices; time remaining to maturity; and dividend yields on securities included in each Index.  When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.
In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness. The value of the securities will also be limited by the automatic call feature because if the securities are automatically called, you will not receive the contingent coupon payments that would have been paid, if any, had the securities been called on a later calculation day or held until the stated maturity date. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the level of any or all of the Indices.  Because numerous factors are expected to affect the value of the securities, changes in the levels of the Indices may not result in a comparable change in the value of the securities.
The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

PRS-14

Market Linked Securities— Auto-Callable with Contingent Coupon and
Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index,
the Russell 2000® Index and the Nikkei 225 Index due April 16, 2029

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agents and/or their respective affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agents are willing to buy your securities. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.
Risks Relating To The Indices
Any Payments On The Securities And Whether The Securities Are Automatically Called Will Depend Upon The Performance Of Each Index And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.
•
Investing In The Securities Is Not The Same As Investing In The Indices. Investing in the securities is not equivalent to investing in the Indices. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the securities included in the Indices for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on those securities. As a holder of the securities, you will not have any voting rights or any other rights that holders of the securities included in the Indices would have.

•	Historical Levels Of An Index Should Not Be Taken As An Indication Of The Future Performance Of Such Index During The Term Of The Securities.
•	Changes That Affect An Index May Adversely Affect The Value Of The Securities And Any Payments On The Securities.
•	We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In An Index.
•	We And Our Subsidiaries Have No Affiliation With Any Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

The Securities Are Subject To Risks Associated With Small-Size Capitalization Companies.
The stocks comprising the RTY are issued by companies with small-sized market capitalization. The stock prices of small-size companies may be more volatile than stock prices of large capitalization companies. Small-size capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small-size capitalization companies may also be more susceptible to adverse developments related to their products or services.
An Investment In The Securities Is Subject To Risks Associated With Investing In Non-U.S. Companies.
All of the stocks included in the NKY are issued by companies incorporated outside of the United States. The prices and performance of securities of non-U.S. companies are subject to political, economic, financial, military and social factors which could negatively affect foreign securities markets, including the possibility of recent or future changes in a foreign government’s economic, monetary and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities, the possibility of imposition of withholding taxes on dividend income, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility or political instability and the possibility of natural disaster or adverse public health developments. Moreover, the relevant non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.
Risks Relating To Conflicts Of Interest
Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.
You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities.  In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our subsidiaries or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities.  Our subsidiaries or any

PRS-15

Market Linked Securities— Auto-Callable with Contingent Coupon and
Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index,
the Russell 2000® Index and the Nikkei 225 Index due April 16, 2029

participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.
•
The calculation agent is our subsidiary and may be required to make discretionary judgments that affect the return you receive on the securities.  JFSI, a wholly owned subsidiary of Jefferies Financial Group Inc., will be the calculation agent for the securities.  As calculation agent, JFSI will determine any values of the Indices and make any other determinations necessary to calculate any payments on the securities. In making these determinations, JFSI may be required to make discretionary judgments that may adversely affect any payments on the securities.  See the sections entitled “General Terms of the Securities— Certain Terms for Securities Linked to an Index—Market Disruption Events,”—Adjustments to an Index” and “—Discontinuance of an Index” in the accompanying product supplement. In making these discretionary judgments, the fact that JFSI is our subsidiary may cause it to have economic interests that are adverse to your interests as an investor in the securities, and JFSI’s determinations as calculation agent may adversely affect your return on the securities.

•	Research reports by our subsidiaries or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the level of An Index.
•	Business activities of our subsidiaries or any participating dealer or its affiliates with the companies whose securities are included in An Index may adversely affect the level of such Index.
•	Hedging activities by our subsidiaries or any participating dealer or its affiliates may adversely affect the level of An Index.
•	Trading activities by our subsidiaries or any participating dealer or its affiliates may adversely affect the level of An Index.
•
A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the securities to you.

PRS-16

Market Linked Securities— Auto-Callable with Contingent Coupon and
Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index,
the Russell 2000® Index and the Nikkei 225 Index due April 16, 2029

Hypothetical Returns
If the securities are automatically called:
If the securities are automatically called prior to stated maturity, you will receive the face amount of your securities plus a final contingent coupon payment on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payments received prior to the call settlement date and the contingent coupon payment received on the call settlement date.
If the securities are not automatically called:
If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Index on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security (excluding the final contingent coupon payment, if any). The performance factor of the lowest performing Index on the final calculation day is its ending level expressed as a percentage of its starting level (i.e., its ending level divided by its starting level).
Hypothetical performance factor of lowest performing Index on final calculation day	Hypothetical Maturity Payment Amount per Security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
75.00%	$1,000.00
74.00%	$740.00
70.00%	$700.00
60.00%	$600.00
50.00%	$500.00
40.00%	$400.00
30.00%	$300.00
25.00%	$250.00
0.00%	$0.00
The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.
The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending level of the lowest performing Index on the final calculation day. The performance of the better performing Indices is not relevant to your return on the securities.

PRS-17

Market Linked Securities— Auto-Callable with Contingent Coupon and
Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index,
the Russell 2000® Index and the Nikkei 225 Index due April 16, 2029

Hypothetical Contingent Coupon Payments
Set forth below are examples that illustrate how to determine whether a contingent coupon payment will be paid and whether the securities will be automatically called, if applicable, on a contingent coupon payment date prior to the stated maturity date. The examples do not reflect any specific contingent coupon payment date. The following examples assume that the securities are subject to automatic call on the applicable calculation day. The securities will not be subject to automatic call until the second calculation day, which is approximately six months after the issue date. The following examples reflect a hypothetical contingent coupon rate of 13.00% per annum (the minimum contingent coupon rate that may be determined on the pricing date) and assume the hypothetical starting level, threshold level and closing levels for each Index indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting level or threshold level. The hypothetical starting level of 100.00 for each Index has been chosen for illustrative purposes only and does not represent the actual starting level for any Index. The actual starting level and threshold level for each Index will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing levels of the Indices, see the historical information provided below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.
Example 1. The closing level of the lowest performing Index on the relevant calculation day is greater than or equal to its threshold level and less than its starting level. As a result, investors receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	S&P 500® Index	Russell 2000® Index	Nikkei 225 Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical closing level on relevant calculation day:	90.00	95.00	80.00
Hypothetical threshold level:	75.00	75.00	75.00
Performance factor (closing level on calculation day divided by starting level):	90.00%	95.00%	80.00%

Step 1: Determine which Index is the lowest performing Index on the relevant calculation day.
In this example, the Nikkei 225 Index has the lowest performance factor and is, therefore, the lowest performing Index on the relevant calculation day.
Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.
Since the hypothetical closing level of the lowest performing Index on the relevant calculation day is greater than or equal to its threshold level, but less than its starting level, you would receive a contingent coupon payment on the applicable contingent coupon payment date and the securities would not be automatically called. The contingent coupon payment would be equal to $32.50 per security, determined as follows: (i) $1,000 multiplied by 13.00% per annum divided by (ii) 4, rounded to the nearest cent.
Example 2. The closing level of the lowest performing Index on the relevant calculation day is less than its threshold level. As a result, investors do not receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	S&P 500® Index	Russell 2000® Index	Nikkei 225 Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical closing level on relevant calculation day:	60.00	105.00	102.00
Hypothetical threshold level:	75.00	75.00	75.00
Performance factor (closing level on calculation day divided by starting level):	60.00%	105.00%	102.00%
Step 1: Determine which Index is the lowest performing Index on the relevant calculation day.
In this example, the S&P 500® Index has the lowest performance factor and is, therefore, the lowest performing Index on the relevant calculation day.
Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

PRS-18

Market Linked Securities— Auto-Callable with Contingent Coupon and
Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index,
the Russell 2000® Index and the Nikkei 225 Index due April 16, 2029

Since the hypothetical closing level of the lowest performing Index on the relevant calculation day is less than its threshold level, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. In addition, the securities would not be automatically called, even though the closing levels of the better performing Indices on the relevant calculation day are greater than their starting levels. As this example illustrates, whether you receive a contingent coupon payment and whether the securities are automatically called on a contingent coupon payment date will depend solely on the closing level of the lowest performing Index on the relevant calculation day. The performance of the better performing Indices is not relevant to your return on the securities.
Example 3. The closing level of the lowest performing Index on the relevant calculation day is greater than or equal to its starting level. As a result, the securities are automatically called on the applicable contingent coupon payment date for the face amount plus a final contingent coupon payment.
	S&P 500® Index	Russell 2000® Index	Nikkei 225 Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical closing level on relevant calculation day:	115.00	105.00	115.00
Hypothetical threshold level:	75.00	75.00	75.00
Performance factor (closing level on calculation day divided by starting level):	115.00%	105.00%	115.00%
Step 1: Determine which Index is the lowest performing Index on the relevant calculation day.
In this example, the Russell 2000® Index has the lowest performance factor and is, therefore, the lowest performing Index on the relevant calculation day.
Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.
Since the hypothetical closing level of the lowest performing Index on the relevant calculation day is greater than or equal to its starting level, the securities would be automatically called and you would receive the face amount plus a final contingent coupon payment on the applicable contingent coupon payment date, which is also referred to as the call settlement date. On the call settlement date, you would receive $1,032.50 per security.
You will not receive any further payments after the call settlement date.

PRS-19

Market Linked Securities— Auto-Callable with Contingent Coupon and
Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index,
the Russell 2000® Index and the Nikkei 225 Index due April 16, 2029

Hypothetical Payment at Stated Maturity
Set forth below are examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting level, threshold level and ending levels for each Index indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting level or threshold level. The hypothetical starting level of 100.00 for each Index has been chosen for illustrative purposes only and does not represent the actual starting level for any Index. The actual starting level and threshold level for each Index will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing levels of the Indices, see the historical information provided below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending level of the lowest performing Index on the final calculation day is greater than its starting level, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment:

	S&P 500® Index	Russell 2000® Index	Nikkei 225 Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical ending level:	145.00	135.00	125.00
Hypothetical threshold level:	75.00	75.00	75.00
Performance factor (ending level divided by starting level):	145.00%	135.00%	125.00%
Step 1: Determine which Index is the lowest performing Index on the final calculation day.
In this example, the Nikkei 225 Index has the lowest performance factor and is, therefore, the lowest performing Index on the final calculation day.
Step 2: Determine the maturity payment amount based on the ending level of the lowest performing Index on the final calculation day.
Since the hypothetical ending level of the lowest performing Index on the final calculation day is greater than its hypothetical threshold level, the maturity payment amount would equal the face amount. Although the hypothetical ending level of the lowest performing Index on the final calculation day is significantly greater than its hypothetical starting level in this scenario, the maturity payment amount will not exceed the face amount.
In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical ending level of the lowest performing Index on the final calculation day is greater than its threshold level, you would receive a final contingent coupon payment on the stated maturity date.
Example 2. The ending level of the lowest performing Index on the final calculation day is less than its starting level but greater than its threshold level, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment:
	S&P 500® Index	Russell 2000® Index	Nikkei 225 Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical ending level:	80.00	115.00	110.00
Hypothetical threshold level:	75.00	75.00	75.00
Performance factor (ending level divided by starting level):	80.00%	115.00%	110.00%
Step 1: Determine which Index is the lowest performing Index on the final calculation day.
In this example, the S&P 500® Index has the lowest performance factor and is, therefore, the lowest performing Index on the final calculation day.
Step 2: Determine the maturity payment amount based on the ending level of the lowest performing Index on the final calculation day.
Since the hypothetical ending level of the lowest performing Index is less than its hypothetical starting level, but not by more than 25%, you would receive the face amount of your securities at maturity.
In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. In addition, because the hypothetical ending level of the lowest performing Index on the final calculation day is greater than its threshold level, you would receive a final contingent coupon payment on the stated maturity date.

PRS-20

Market Linked Securities— Auto-Callable with Contingent Coupon and
Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index,
the Russell 2000® Index and the Nikkei 225 Index due April 16, 2029

Example 3. The ending level of the lowest performing Index on the final calculation day is less than its threshold level, the maturity payment amount is less than the face amount of your securities at maturity and you do not receive a final contingent coupon payment:
	S&P 500® Index	Russell 2000® Index	Nikkei 225 Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical ending level:	120.00	45.00	90.00
Hypothetical threshold level:	75.00	75.00	75.00
Performance factor (ending level divided by starting level):	120.00%	45.00%	90.00%
Step 1: Determine which Index is the lowest performing Index on the final calculation day.
In this example, the Russell 2000® Index has the lowest performance factor and is, therefore, the lowest performing Index on the final calculation day.
Step 2: Determine the maturity payment amount based on the ending level of the lowest performing Index on the final calculation day.
Since the hypothetical ending level of the lowest performing Index on the final calculation day is less than its hypothetical starting level by more than 25%, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to $450.00 per security, calculated as follows:
= $1,000 × performance factor of the lowest performing Index on the final calculation day
= $1,000 × 45.00%
= $450.00
In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $450.00 per security. Because the hypothetical ending level of the lowest performing Index on the final calculation day is less than its threshold level, you would not receive a final contingent coupon payment on the stated maturity date.
These examples illustrate that you will not participate in any appreciation of any Index, but will be fully exposed to a decrease in the lowest performing Index if the ending level of the lowest performing Index on the final calculation day is less than its threshold level, even if the ending levels of the other Indices have appreciated or have not declined below their respective threshold level.
To the extent that the starting level, threshold level and ending level of the lowest performing Index differ from the values assumed above, the results indicated above would be different.

PRS-21

Market Linked Securities— Auto-Callable with Contingent Coupon and
Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index,
the Russell 2000® Index and the Nikkei 225 Index due April 16, 2029

The Indices
All disclosures contained in this pricing supplement regarding the Indices, including, without limitation, their make-up, method of calculation, and changes in their components, have been derived from publicly available sources.  The information reflects the policies of, and is subject to change by each of S&P Dow Jones Indices LLC (“SPDJI”), the index sponsor of the S&P 500® Index, FTSE Russell, the index sponsor of the Russell 2000® Index and Nikkei Inc. (“Nikkei”) the Index Publisher of the Nikkei 225 Index (the “NKY”) (each, an “index sponsor”).  The index sponsors, which license the copyright and all other rights to the respective Indices, have no obligation to continue to publish, and may discontinue publication of, the Indices.  The consequences of an index sponsor discontinuing publication of its applicable Index are discussed in “General Terms of the Securities—Discontinuance of an Index” in the accompanying product supplement.  None of us, the calculation agent, or Jefferies LLC accepts any responsibility for the calculation, maintenance or publication of any Index or any successor index.  None of us, the calculation agent, Jefferies LLC or any of our other affiliates makes any representation to you as to the future performance of the Indices.  You should make your own investigation into the Indices.

The S&P 500® Index
The S&P 500® Index (the “SPX) includes a representative sample of 500 companies in leading industries of the U.S. economy. The SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the level of the SPX is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.
The SPX includes companies from eleven main groups: Communication Services; Consumer Discretionary; Consumer Staples; Energy; Financials; Health Care; Industrials; Information Technology; Real Estate; Materials; and Utilities. SPDJI may from time to time, in its sole discretion, add companies to, or delete companies from, the SPX to achieve the objectives stated above.
Company additions to the SPX must have an unadjusted company market capitalization of $8.2 billion or more (an increase from the previous requirement of an unadjusted company market capitalization of $6.1 billion or more).
SPDJI calculates the SPX by reference to the prices of the constituent stocks of the SPX without taking account of the value of dividends paid on those stocks. As a result, the return on the notes will not reflect the return you would realize if you actually owned the SPX constituent stocks and received the dividends paid on those stocks.
Computation of the SPX
While SPDJI currently employs the following methodology to calculate the SPX, no assurance can be given that SPDJI will not modify or change this methodology in a manner that may affect payment on the notes.
Historically, the market value of any component stock of the SPX was calculated as the product of the market price per share and the number of then outstanding shares of such component stock. In March 2005, SPDJI began shifting the SPX halfway from a market capitalization weighted formula to a float-adjusted formula, before moving the SPX to full float adjustment on September 16, 2005. SPDJI’s criteria for selecting stocks for the SPX did not change with the shift to float adjustment. However, the adjustment affects each company’s weight in the SPX.
Under float adjustment, the share counts used in calculating the SPX reflect only those shares that are available to investors, not all of a company’s outstanding shares. Float adjustment excludes shares that are closely held by control groups, other publicly traded companies or government agencies.
In September 2012, all shareholdings representing more than 5% of a stock’s outstanding shares, other than holdings by “block owners,” were removed from the float for purposes of calculating the SPX. Generally, these “control holders” will include officers and directors, private equity, venture capital and special equity firms, other publicly traded companies that hold shares for control, strategic partners, holders of restricted shares, ESOPs, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock, government entities at all levels (other than government retirement/pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings. However, holdings by block owners, such as depositary banks, pension funds, mutual funds and ETF providers, 401(k) plans of the company, government retirement/pension funds, investment funds of insurance companies, asset managers and investment funds, independent foundations and savings and investment plans, will ordinarily be considered part of the float.
Treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. Shares held in a trust to allow investors in countries outside the country of domicile, such as depositary shares and

PRS-22

Market Linked Securities— Auto-Callable with Contingent Coupon and
Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index,
the Russell 2000® Index and the Nikkei 225 Index due April 16, 2029

Canadian exchangeable shares are normally part of the float unless those shares form a control block. If a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class are treated as a control block.
For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares by the total shares outstanding. Available float shares are defined as the total shares outstanding less shares held by control holders. This calculation is subject to a 5% minimum threshold for control blocks. For example, if a company’s officers and directors hold 3% of the company’s shares, and no other control group holds 5% of the company’s shares, SPDJI would assign that company an IWF of 1.00, as no control group meets the 5% threshold. However, if a company’s officers and directors hold 3% of the company’s shares and another control group holds 20% of the company’s shares, SPDJI would assign an IWF of 0.77, reflecting the fact that 23% of the company’s outstanding shares are considered to be held for control. As of July 31, 2017, companies with multiple share class lines are no longer eligible for inclusion in the SPX. Constituents of the SPX prior to July 31, 2017 with multiple share class lines will be grandfathered in and continue to be included in the SPX. If a constituent company of the SPX reorganizes into a multiple share class line structure, that company will remain in the SPX at the discretion of the S&P Index Committee in order to minimize turnover.
The SPX is calculated using a base-weighted aggregate methodology. The level of the SPX reflects the total market value of all component stocks relative to the base period of the years 1941 through 1943. An indexed number is used to represent the results of this calculation in order to make the level easier to work with and track over time. The actual total market value of the component stocks during the base period of the years 1941 through 1943 has been set to an indexed level of 10. This is often indicated by the notation 1941- 43 = 10. In practice, the daily calculation of the SPX is computed by dividing the total market value of the component stocks by the “index divisor.” By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the SPX, it serves as a link to the original base period level of the SPX. The index divisor keeps the SPX comparable over time and is the manipulation point for all adjustments to the SPX, which is index maintenance.
Index Maintenance
Index maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends, and stock price adjustments due to company restructuring or spinoffs. Some corporate actions, such as stock splits and stock dividends, require changes in the common shares outstanding and the stock prices of the companies in the SPX, and do not require index divisor adjustments.
To prevent the level of the SPX from changing due to corporate actions, corporate actions which affect the total market value of the SPX require an index divisor adjustment. By adjusting the index divisor for the change in market value, the level of the SPX remains constant and does not reflect the corporate actions of individual companies in the SPX. Index divisor adjustments are made after the close of trading and after the calculation of the SPX closing level.
Changes in a company’s shares outstanding of 5.00% or more due to mergers, acquisitions, public offerings, tender offers, Dutch auctions, or exchange offers are made as soon as reasonably possible. Share changes due to mergers or acquisitions of publicly held companies that trade on a major exchange are implemented when the transaction occurs, even if both of the companies are not in the same headline index, and regardless of the size of the change. All other changes of 5.00% or more (due to, for example, company stock repurchases, private placements, redemptions, exercise of options, warrants, conversion of preferred stock, securities, debt, equity participation units, at-the-market offerings, or other recapitalizations) are made weekly and are announced on Fridays for implementation after the close of trading on the following Friday.
Changes of less than 5.00% are accumulated and made quarterly on the third Friday of March, June, September, and December, and are usually announced two to five days prior.
If a change in a company’s shares outstanding of 5.00% or more causes a company’s IWF to change by five percentage points or more, the IWF is updated at the same time as the share change. IWF changes resulting from partial tender offers are considered on a case by case basis.
Historical Information
We obtained the closing levels of the S&P 500® Index in the graph below from Bloomberg L.P., without independent verification.
The following graph sets forth daily closing levels of the Index for the period from January 1, 2018 to April 3, 2025. The closing level on April 3, 2025 was 5,396.52. The historical performance of the Index should not be taken as an indication of the future performance of the Index during the term of the securities.

PRS-23

Market Linked Securities— Auto-Callable with Contingent Coupon and
Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index,
the Russell 2000® Index and the Nikkei 225 Index due April 16, 2029

License Agreement

The S&P 500® Index is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and has been licensed for use by Jefferies Financial Group Inc. (the “Issuer”).  Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and these trademarks have been licensed to SPDJI and have been sublicensed for use for certain purposes by the Issuer.  The Issuer’s notes are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”).  S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P 500® Index to track general market performance.  S&P Dow Jones Indices only relationship to the Issuer with respect to the S&P 500® Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors.  The S&P 500® Index is determined, composed and calculated by S&P Dow Jones Indices without regard to the Issuer or the notes.  S&P Dow Jones Indices has no obligation to take the needs of the Issuer or the owners of the notes into consideration in determining, composing or calculating the S&P 500® Index.  S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash, surrendered or redeemed, as the case may be.  S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on the S&P 500® Index will accurately track index performance or provide positive investment returns.  S&P Dow Jones Indices LLC is not an investment advisor.  Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO.  S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN.  S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY THE ISSUER, OWNERS OF THE NOTES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO.  WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE.  THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR

PRS-24

Market Linked Securities— Auto-Callable with Contingent Coupon and
Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index,
the Russell 2000® Index and the Nikkei 225 Index due April 16, 2029

ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND THE ISSUER, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The Russell 2000® Index

The Russell 2000® Index (the “RTY”) was developed by Russell Investments (“Russell”) before FTSE International Limited and Russell combined in 2015 to create FTSE Russell, which is wholly owned by London Stock Exchange Group. Additional information on the RTY is available at the following website: http://www.ftserussell.com. No information on that website is deemed to be included or incorporated by reference in this pricing supplement.

Russell began dissemination of the RTY (Bloomberg L.P. index symbol “RTY”) on January 1, 1984. FTSE Russell calculates and publishes the RTY. The RTY was set to 135 as of the close of business on December 31, 1986. The RTY is designed to track the performance of the small capitalization segment of the U.S. equity market. As a subset of the Russell 3000® Index, the RTY consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 3000® Index measures the performance of the largest 3,000 U.S. companies, representing approximately 98% of the investable U.S. equity market. The RTY is determined, comprised, and calculated by FTSE Russell without regard to the securities.

Selection of Stocks Comprising the RTY

Each company eligible for inclusion in the RTY must be classified as a U.S. company under FTSE Russell’s country-assignment methodology. If a company is incorporated, has a stated headquarters location, and trades in the same country (American Depositary Receipts and American Depositary Shares are not eligible), then the company is assigned to its country of incorporation. If any of the three factors are not the same, FTSE Russell defines three Home Country Indicators (“HCIs”): country of incorporation, country of headquarters, and country of the most liquid exchange (as defined by a two-year average daily dollar trading volume) (“ADDTV”) from all exchanges within a country. Using the HCIs, FTSE Russell compares the primary location of the company’s assets with the three HCIs. If the primary location of its assets matches any of the HCIs, then the company is assigned to the primary location of its assets. If there is insufficient information to determine the country in which the company’s assets are primarily located, FTSE Russell will use the country from which the company’s revenues are primarily derived for the comparison with the three HCIs in a similar manner. FTSE Russell uses the average of two years of assets or revenues data to reduce potential turnover. If conclusive country details cannot be derived from assets or revenues data, FTSE Russell will assign the company to the country of its headquarters, which is defined as the address of the company’s principal executive offices, unless that country is a Benefit Driven Incorporation “BDI” country, in which case the company will be assigned to the country of its most liquid stock exchange. BDI countries include: Anguilla, Antigua and Barbuda, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curacao, Faroe Islands, Gibraltar, Guernsey, Isle of Man, Jersey, Liberia, Marshall Islands, Panama, Saba, Sint Eustatius, Sint Maarten, and Turks and Caicos Islands. For any companies incorporated or headquartered in a U.S. territory, including Puerto Rico, Guam, and U.S. Virgin Islands, a U.S. HCI is assigned.
All securities eligible for inclusion in the RTY must trade on a major U.S. exchange. Stocks must have a closing price at or above $1.00 on their primary exchange on the last trading day in May to be eligible for inclusion during annual reconstitution. However, in order to reduce unnecessary turnover, if an existing member’s closing price is less than $1.00 on the last day of May, it will be considered eligible if the average of the daily closing prices (from its primary exchange) during the month of May is equal to or greater than $1.00. Initial public offerings are added each quarter and must have a closing price at or above $1.00 on the last day of their eligibility period in order to qualify for index inclusion. If an existing stock does not trade on the “rank day” (typically the last trading day in May but a confirmed timetable is announced each spring) but does have a closing price at or above $1.00 on another eligible U.S. exchange, that stock will be eligible for inclusion.
An important criterion used to determine the list of securities eligible for the RTY is total market capitalization, which is defined as the market price as of the last trading day in May for those securities being considered at annual reconstitution times the total number of shares outstanding. Where applicable, common stock, non-restricted exchangeable shares and partnership units/membership interests are used to determine market capitalization. Any other form of shares such as preferred stock, convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights, installment receipts or trust receipts, are excluded from the calculation. If multiple share classes of common stock exist, they are combined. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. If multiple share classes exist, the pricing vehicle will be designated as the share class with the highest two-year trading volume as of the rank day in May.
Companies with a total market capitalization of less than $30 million are not eligible for the RTY. Similarly, companies with only 5% or less of their shares available in the marketplace are not eligible for the RTY. Royalty trusts, limited liability companies, closed-end investment companies (companies that are required to report Acquired Fund Fees and Expenses, as defined by the SEC, including

PRS-25

Market Linked Securities— Auto-Callable with Contingent Coupon and
Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index,
the Russell 2000® Index and the Nikkei 225 Index due April 16, 2029

business development companies), blank check companies, special purpose acquisition companies, and limited partnerships are also ineligible for inclusion. Bulletin board, pink sheets, and over-the-counter traded securities are not eligible for inclusion. Exchange traded funds and mutual funds are also excluded.
Annual reconstitution is a process by which the RTY is completely rebuilt. Based on closing levels of the company’s common stock on its primary exchange on the rank day of May of each year, FTSE Russell reconstitutes the composition of the RTY using the then existing market capitalizations of eligible companies. Reconstitution of the RTY occurs on the last Friday in June or, when the last Friday in June is the 29th or 30th, reconstitution occurs on the prior Friday. In addition, FTSE Russell adds initial public offerings to the RTY on a quarterly basis based on total market capitalization ranking within the market-adjusted capitalization breaks established during the most recent reconstitution. After membership is determined, a security’s shares are adjusted to include only those shares available to the public. This is often referred to as “free float.” The purpose of the adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set.
Historical Information
We obtained the closing levels of the Russell 2000® Index in the graph below from Bloomberg L.P., without independent verification.
The following graph sets forth daily closing levels of the Index for the period from January 1, 2018 to April 3, 2025. The closing level on April 3, 2025 was 1,910.546. The historical performance of the Index should not be taken as an indication of the future performance of the Index during the term of the securities.

License Agreement

“Russell 2000®” and “Russell 3000®” are trademarks of FTSE Russell and have been licensed for use by Jefferies Financial Group Inc. (the “Issuer”). The securities are not sponsored, endorsed, sold, or promoted by FTSE Russell, and FTSE Russell makes no representation regarding the advisability of investing in the securities.
FTSE Russell and the Issuer have entered into a non-exclusive license agreement providing for the license to the Issuer and its affiliates in exchange for a fee, of the right to use indices owned and published by FTSE Russell in connection with some securities, including the securities. The license agreement provides that the following language must be stated in this pricing supplement:
The securities are not sponsored, endorsed, sold, or promoted by FTSE Russell. FTSE Russell makes no representation or warranty, express or implied, to the holders of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly or the ability of the RTY to track general stock market performance or a segment of the same. FTSE Russell’s publication of the RTY in no way suggests or implies an opinion by FTSE Russell as to the advisability of investment in any or all of the securities upon which the RTY is based. FTSE Russell’s only relationship to the Issuers is the licensing of certain

PRS-26

Market Linked Securities— Auto-Callable with Contingent Coupon and
Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index,
the Russell 2000® Index and the Nikkei 225 Index due April 16, 2029

trademarks and trade names of FTSE Russell and of the RTY, which is determined, composed, and calculated by FTSE Russell without regard to the Issuer or the securities. FTSE Russell is not responsible for and has not reviewed the securities nor any associated literature or publications and FTSE Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. FTSE Russell reserves the right, at any time and without notice, to alter, amend, terminate, or in any way change the RTY. FTSE Russell has no obligation or liability in connection with the administration, marketing, or trading of the securities.
FTSE RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RTY OR ANY DATA INCLUDED THEREIN AND FTSE RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. FTSE RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER, HOLDERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RTY OR ANY DATA INCLUDED THEREIN. FTSE RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RTY OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL FTSE RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The Nikkei 225 Index
The Index, also known as the Nikki 225 Index, is an equity index calculated, published, and disseminated by Nikkei Inc.  The Index measures the composite price performance of selected Japanese stocks.  The Index is currently based on 225 stocks (each, an “Index Stock”) trading on the Tokyo Stock Exchange (“TSE”) and represents a broad cross-section of Japanese industry.  All 225 of the Index Stocks are listed in the First Section of the TSE.  Index Stocks listed in the First Section are among the most actively traded stocks on the TSE.  The Index started on September 7, 1950. However, it was retroactively calculated back to May 16, 1949, when the TSE reopened for the first time after World War II.

Computation of the NKY

The Index is a modified, price-weighted index.  Each Index Stock’s weight is based on its price per share rather than the total market capitalization of the issuer.  Nikkei Inc. calculates the Index by multiplying the per share price of each Index Stock by the corresponding weighting factor for that Index Stock (a “Weight Factor”), calculating the sum of all these products and dividing that sum by a divisor.  The divisor is subject to periodic adjustments as set forth below.  Each Weight Factor is computed by dividing ¥50 by the presumed par value of the relevant Index Stock, so that the share price of each Index Stock when multiplied by its Weight Factor corresponds to a share price based on a uniform par value of ¥50.  Each Weight Factor represents the number of shares of the related Index Stock which are included in one trading unit of the Index.  The stock prices used in the calculation of the Index are those reported by a primary market for the Index Stocks, currently the TSE.  The level of the Index is currently calculated once per 15 seconds during TSE trading hours.

In order to maintain continuity in the level of the Index in the event of certain changes due to non-market factors affecting the Index Stocks, such as the addition or deletion of stocks, stock splits, or increase in paid-in capital, the divisor used in calculating the Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Index.  The divisor remains at the new value until a further adjustment is necessary as the result of another change.  In the event of a change affecting any Index Stock, the divisor is adjusted in such a way that the sum of all share prices immediately after the change multiplied by the applicable Weight Factor and divided by the new divisor, i.e., the level of the Index immediately after the change, will equal the level of the Index immediately prior to the change.

Index Maintenance

The Index is reviewed annually at the beginning of October. The purpose of the review is to maintain the representative nature of the Index Stocks. Stocks with high market liquidity are added and those with low liquidity are deleted. At the same time, to take changes in industry structure into account, the balance of the sectors, in terms of the number of constituents, is considered. Liquidity of a stock is assessed by the two measures: “trading value” and “magnitude of price fluctuation by volume,” which is calculated as (high price/low price) / volume. Among stocks on the TSE First Section, the top 450 stocks in terms of liquidity are selected to form the “high liquidity group”. Those constituents that are not in the high liquidity group are deleted. Those non-constituent stocks which are in the top 75 of the high liquidity group are added.

PRS-27

Market Linked Securities— Auto-Callable with Contingent Coupon and
Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index,
the Russell 2000® Index and the Nikkei 225 Index due April 16, 2029

After the liquidity deletions and additions, constituents are deleted and added to balance the number of constituents among sectors, and to make the total number of the constituents equal 225. Among the 450 “high liquidity” stocks, half of those that belong to a sector are designated as the “appropriate number of stocks” for that sector. The actual number of constituents in a sector is then compared with its “appropriate number,” and if the actual number is larger or smaller than the “appropriate number,” then components are deleted or added, as necessary. Stocks to be deleted are selected from stocks with lower liquidity and stocks to be added are selected from stocks with higher liquidity. Stocks selected according to the foregoing procedures are candidates for addition or deletion, as applicable, and the final determinations will be made by Nikkei Inc.

The Index is also reviewed on an ongoing basis in response to extraordinary developments, such as bankruptcies or mergers. Any stock becoming ineligible for listing in the TSE First Section due to any of the following reasons will be removed from the Index: (i) bankruptcy and liquidation events; (ii) corporate restructurings, such as mergers, share exchanges or share transfers; (iii) excess debt or other reasons; or (iv) transfer to the TSE Second Section. In addition, a component stock designated as “security under supervision” becomes a deletion candidate. However, the decision to delete such a candidate will be made by examining the sustainability and the probability of delisting for each individual case. Upon deletion of a stock from the Index, Nikkei Inc. will generally select as a replacement the most liquid stock that is both in the “high liquidity group” and in the same sector as the deleted stock. When deletions are known in advance, replacements may be selected as part of the periodic review process or by using similar procedures

The Tokyo Stock Exchange

The TSE is one of the world’s largest securities exchanges in terms of market capitalization.  Trading hours for most products listed on the TSE are currently from 9:00 A.M. to 11:00 A.M. and from 12:30 P.M. to 3:00 P.M., Tokyo time, Monday through Friday.

Due to the time zone difference, on any normal trading day, the TSE will close prior to the opening of business in New York City on the same calendar day.  Therefore, the closing level of the Index on a trading day will generally be available in the U.S. by the opening of business on the same calendar day.

The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances.  In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling.  These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day.  In addition, when there is a major order imbalance in a listed stock, the TSE posts a “special bid quote” or a “special asked quote” for that stock at a specified higher or lower price level than the stock’s last sale price in order to solicit counter-orders and balance supply and demand for the stock.  The TSE may also suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock.  As a result, changes in the Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks that make up the Index, and these limitations, in turn, may adversely affect the market value of the notes.
Historical Information
We obtained the closing levels of the Nikkei 225 Index in the graph below from Bloomberg L.P., without independent verification.
The following graph sets forth daily closing levels of the Index for the period from January 1, 2018 to April 3, 2025. The closing level on April 3, 2025 was 34,735.93. The historical performance of the Index should not be taken as an indication of the future performance of the Index during the term of the notes.

PRS-28

Market Linked Securities— Auto-Callable with Contingent Coupon and
Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index,
the Russell 2000® Index and the Nikkei 225 Index due April 16, 2029

License Agreement

We have entered into an agreement with Nikkei Inc. providing us with a non-exclusive license with the right to use the Index in exchange for a fee.  The Index is the intellectual property of Nikkei Inc. (the “index sponsor”), formerly known as Nihon Keizai Shimbum, Inc. “Nikkei”, “Nikkei Stock Average”, and “Nikkei 225” are the service marks of Nikkei Inc. Nikkei Inc. reserves all the rights, including copyright, to the Index.

The notes are not in any way sponsored, endorsed or promoted by the index sponsor. The index sponsor does not make any warranty or representation whatsoever, express or implied, either as to the results to be obtained as to the use of the Index or the figure as which the NKY stands at any particular day or otherwise. The NKY is compiled and calculated solely by the index sponsor. However, the index sponsor shall not be liable to any person for any error in the NKY and the index sponsor shall not be under any obligation to advise any person, including a purchaser or seller of the notes, of any error therein.

In addition, the index sponsor gives no assurance regarding any modification or change in any methodology used in calculating the Index and is under no obligation to continue the calculation, publication and dissemination of the NKY.

PRS-29

Market Linked Securities— Auto-Callable with Contingent Coupon and
Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index,
the Russell 2000® Index and the Nikkei 225 Index due April 16, 2029

SUPPLEMENTAL DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES
The following section supplements the discussion of U.S. federal income taxation in the accompanying product supplement.
The following section is the opinion of Sidley Austin LLP, our counsel. In addition, it is the opinion of Sidley Austin LLP that the characterization of the securities for U.S. federal income tax purposes that will be required under the terms of the securities, as discussed below, is a reasonable interpretation of current law.
This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

■	a dealer in securities or currencies;
■	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;
■	a bank;
■	a life insurance company;
■	a tax exempt organization;
■	a partnership;
■	a regulated investment company;
■	an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
■	a common trust fund;
■	a person that owns a security as a hedge or that is hedged against interest rate risks;
■	a person that owns a security as part of a straddle or conversion transaction for tax purposes; or
■	a U.S. holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly addresses how your securities should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your securities are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

 You should consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the securities, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

U.S. Holders
This section applies to you only if you are a U.S. Holder that holds your securities as a capital asset for tax purposes. You are a “U.S. Holder” if you are a beneficial owner of each of your securities and you are:
■	a citizen or resident of the United States;
■	a domestic corporation;
■	an estate whose income is subject to U.S. federal income tax regardless of its source; or
■
a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Tax Treatment
You will be obligated pursuant to the terms of the securities — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize your securities for all tax purposes as income bearing pre-paid derivative contracts in respect of the Indices. Except as otherwise stated below, the discussion herein assumes that the securities will be so treated.
Coupon payments that you receive should be included in ordinary income at the time you receive the payment or when the payment accrues, in accordance with your regular method of accounting for U.S. federal income tax purposes.
Upon the sale, exchange, redemption or maturity of your securities, you should recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time and your tax basis in your securities. Your tax basis in the securities will generally be equal to the amount that you paid for the securities. If you hold your securities for more than one year, the gain or loss generally will be long-term capital gain or loss. If you hold your securities for one year or less, the gain or loss generally will be short-term capital gain or loss. Short-term capital gains are generally subject to tax at the marginal tax rates applicable to ordinary income.
We will not attempt to ascertain whether the issuer of any stock included in any of the Indices would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Code. If the issuer of any stock included in any of the Indices was so treated, certain adverse U.S. federal income tax consequences could possibly apply to a U.S. Holder of the securities. You should

PRS-30

Market Linked Securities— Auto-Callable with Contingent Coupon and
Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index,
the Russell 2000® Index and the Nikkei 225 Index due April 16, 2029

refer to information filed with the SEC by the issuer of each stock included in any of the Indices and consult your tax advisor regarding the possible consequences to you, if any, if the issuer of any stock included in any of the Indices is or becomes a PFIC.
No statutory, judicial or administrative authority directly discusses how your securities should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the securities are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your securities in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.
Alternative Treatments
There is no judicial or administrative authority discussing how your securities should be treated for U.S. federal income tax purposes. Therefore, the IRS might assert that a treatment other than that described above is more appropriate. For example, the IRS could treat your securities as a single debt instrument subject to special rules governing contingent payment debt instruments. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the securities and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your securities – and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your securities prior to your receipt of cash attributable to that income.
If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange, redemption or maturity of your securities would be treated as ordinary interest income. Any loss you recognize at that time would be treated as ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your securities, and, thereafter, as capital loss.
If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases securities at a price other than the adjusted issue price as determined for tax purposes.
It is possible that the Internal Revenue Service could assert that your securities should generally be characterized as described above, except that (1) the gain you recognize upon the sale, exchange, redemption or maturity of your securities should be treated as ordinary income or (2) you should not include the coupon payments in income as you receive them but instead you should reduce your basis in your securities by the amount of coupon payments that you receive. It is also possible that the Internal Revenue Service could seek to characterize your securities in a manner that results in tax consequences to you different from those described above.
It is also possible that the IRS could seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above. You should consult your tax advisor as to the tax consequences of any possible alternative characterizations of your securities for U.S. federal income tax purposes.
Possible Change in Law
On December 7, 2007, the IRS released a notice stating that the IRS and the Treasury Department are actively considering issuing guidance regarding the proper U.S. federal income tax treatment of an instrument such as the securities, including whether holders should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals and whether the special “constructive ownership rules” of Section 1260 of the Code might be applied to such instruments. Except to the extent otherwise provided by law, we intend to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described above under “Tax Treatment” unless and until such time as Congress, the Treasury Department or the IRS determine that some other treatment is more appropriate.
Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities.
It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect securities that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your securities.

PRS-31

Market Linked Securities— Auto-Callable with Contingent Coupon and
Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index,
the Russell 2000® Index and the Nikkei 225 Index due April 16, 2029

Backup Withholding and Information Reporting
You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus supplement under “United States Federal Taxation—U.S. Holders — Backup Withholding and Information Reporting” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we intend to backup withhold on such payments with respect to your securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Federal Taxation—U.S. Holders — Backup Withholding and Information Reporting” in the accompanying prospectus supplement. Please see the discussion under “United States Federal Taxation—U.S. Holders — Backup Withholding and Information Reporting” in the accompanying prospectus supplement for a description of the applicability of the backup withholding and information reporting rules to payments made on your securities.
Non-U.S. Holders
This section applies to you only if you are a Non-U.S. Holder. You are a “Non-U.S. Holder” if you are the beneficial owner of securities and are, for U.S. federal income tax purposes:
■	a nonresident alien individual;
■	a foreign corporation; or
■	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from the securities.
The term “Non-U.S. Holder” does not include any of the following holders:
■
a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

■	certain former citizens or residents of the United States; or
■	a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisors regarding the U.S. federal income tax consequences of an investment in the securities.
Because the U.S. federal income tax treatment (including the applicability of withholding) of the coupon payments on the securities is uncertain, in the absence of further guidance, we intend to withhold on the coupon payments made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty under an “other income” or similar provision. We or our agents, including WFS, will not make payments of any additional amounts. To claim a reduced treaty rate for withholding, you generally must provide a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or an acceptable substitute form upon which you certify, under penalty of perjury, your status as a non-U.S. Holder and your entitlement to the lower treaty rate. Payments will be made to you at a reduced treaty rate of withholding only if such reduced treaty rate would apply to any possible characterization of the payments (including, for example, if the coupon payments were characterized as contract fees). Withholding also may not apply to coupon payments made to you if: (i) the coupon payments are “effectively connected” with your conduct of a trade or business in the United States and are includable in your gross income for U.S. federal income tax purposes, (ii) the coupon payments are attributable to a permanent establishment that you maintain in the United States, if required by an applicable tax treaty, and (iii) you comply with the requisite certification requirements (generally, by providing an IRS Form W-8ECI). If you are eligible for a reduced rate of United States withholding tax, you may obtain a refund of any amounts withheld in excess of that rate by timely filing a refund claim with the IRS.
“Effectively connected” payments includable in your United States gross income are generally taxed at rates applicable to United States citizens, resident aliens, and domestic corporations; if you are a corporate non-U.S. Holder, “effectively connected” payments may be subject to an additional “branch profits tax” under certain circumstances.
We will not attempt to ascertain whether the issuer of any stock included in any of the Indices would be treated as a “United States real property holding corporation” (“USRPHC”), within the meaning of Section 897 of the Code. If the issuer of any stock included in any of the Indices was so treated, certain adverse U.S. federal income tax consequences could possibly apply to a Non-U.S. Holder of the securities. You should refer to information filed with the SEC by the issuer of each stock included in any of the Indices and consult your tax advisor regarding the possible consequences to you, if any, if the issuer of any stock included in any of the Indices is or becomes a USRPHC.
You will be subject to generally applicable information reporting and backup withholding requirements as discussed in the accompanying prospectus supplement under “United States Federal Taxation —Non-U.S. Holders — Backup Withholding and Information Reporting” with respect to payments on your securities and, notwithstanding that we do not intend to treat the securities as debt for tax purposes, we or the applicable withholding agent intend to backup withhold on such payments with respect to your

PRS-32

Market Linked Securities— Auto-Callable with Contingent Coupon and
Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index,
the Russell 2000® Index and the Nikkei 225 Index due April 16, 2029

securities unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Federal Taxation —Non-U.S. Holders — Backup Withholding and Information Reporting” in the accompanying prospectus supplement.
As discussed above, alternative characterizations of the securities for U.S. federal income tax purposes are possible. Should an alternative characterization of the securities, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the securities to become subject to withholding tax, we or the applicable withholding agent will withhold tax at the applicable statutory rate and we or our agents, including WFS, will not make payments of any additional amounts. Prospective Non-U.S. Holders of the securities should consult their tax advisors in this regard.
Furthermore, on December 7, 2007, the IRS released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your securities should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effect, that would cause payments on your securities to be subject to withholding, even if you comply with certification requirements as to your foreign status.
In addition, the Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of amounts you receive in respect of any coupon payment or upon the sale, exchange, redemption or maturity of your securities, could be collected via withholding. If these regulations were to apply to the securities, we or the applicable withholding agent may be required to withhold such taxes if any U.S.-source dividends are paid on any stocks included in any of the Indices during the term of the securities. We could also require you to make certifications (e.g., an applicable IRS Form W-8) prior to making any payments in respect of any coupon payment or any payment upon the maturity of the securities in order to avoid or minimize withholding obligations, and we or the applicable withholding agent could withhold accordingly (subject to your potential right to claim a refund from the IRS) if such certifications were not received or were not satisfactory. If withholding was required, we or our agents, including WFS, would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2027, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your securities, your securities will not be subject to withholding under these rules. Our determination is binding on Non-U.S. Holders and withholding agents, but it is not binding on the IRS. Accordingly, the IRS could challenge our determination and assert that withholding is required in respect of your securities. In certain limited circumstances, however, you should be aware that it is possible for Non-U.S. Holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your securities for U.S. federal income tax purposes.
Under current law, while the matter is not entirely clear, individual Non-U.S. Holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a security is likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in a security.
Foreign Account Tax Compliance Act
Legislation commonly referred to as “FATCA” generally imposes a gross-basis withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify or supplement these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” (“FDAP”) income. Current provisions of the Code and Treasury regulations that govern FATCA treat gross proceeds from a sale or other disposition of obligations that can produce U.S.-source interest or FDAP income as subject to FATCA withholding. However, under recently proposed Treasury regulations, such gross proceeds would not be subject to FATCA withholding. In its preamble to such proposed regulations, the Treasury Department and the IRS have stated that taxpayers may generally rely on the proposed Treasury regulations until final Treasury regulations are issued. We will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisors regarding the potential application of FATCA to the securities.

PRS-33

Market Linked Securities— Auto-Callable with Contingent Coupon and
Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index,
the Russell 2000® Index and the Nikkei 225 Index due April 16, 2029

LEGAL MATTERS
The validity of the securities is being passed on for us by Sidley Austin LLP, New York, New York.

PRS-34

Market Linked Securities— Auto-Callable with Contingent Coupon and
Contingent Downside
 Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index,
the Russell 2000® Index and the Nikkei 225 Index due April 16, 2029

RECENT DEVELOPMENTS

On March 26, 2025, Jefferies Financial Group Inc. announced its financial results for its fiscal first quarter of 2025:

Highlights for the three months ended February 28, 2025:
•	Investment Banking Net Revenues of $701 million
•	Capital Markets Net Revenues of $698 million
•	Asset Management Net Revenues of $192 million
•	Income Before Income Taxes of $151 million
•	Net Income of $128 million (reflects a 9.4% effective tax rate)

Amounts herein pertaining to February 28, 2025 represent a preliminary estimate as of the date of the earnings release and may be revised in our Quarterly Report on Form 10-Q for the quarter ended February 28, 2025.

The above preliminary financial data included in this pricing supplement has been prepared by and is the responsibility of Jefferies’ management. Deloitte & Touche LLP, Jefferies’ independent public accountant, has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto.

PRS-35